Exhibit 99.1


          The Middleby Corporation Acquires Wells Bloomfield

    ELGIN, Ill.--(BUSINESS WIRE)--Aug. 3, 2007--The Middleby Corporation (NASDAQ:MIDD) today announced it has acquired the assets of Wells Bloomfield from Carrier Commercial Refrigeration, Inc., a subsidiary of Carrier Corporation, which is a unit of United Technologies Corporation (NYSE: UTX). The assets of the combined Wells Bloomfield entity were acquired for $29 million in cash, subject to a post-close working capital adjustment. Wells is a recognized leader in holding and cooking equipment, including warming systems, fryers, convection ovens, counterline cooking equipment and ventless cooking systems. Bloomfield is a leader in beverage systems, including coffee brewers, tea brewers, and beverage dispensing equipment. The combined operations are headquartered in Verdi, Nevada and have annual revenues of approximately $50 million.

    "We are very excited to announce the addition of these two industry leading brands to our portfolio. The Wells and Bloomfield brands have a strong presence with the major restaurant chains and enable Middleby to continue to build its market positions across the commercial foodservice segment," commented Chairman and Chief Executive Officer, Selim A. Bassoul. "Wells is recognized as the leader in food warming systems and is also well positioned to take advantage of the growing demand for ventless cooking solutions. The addition of Bloomfield provides Middleby with an entry into the fast growing beverage market. Our restaurant chain customers have expanded their beverage programs to satisfy increased consumer demand for coffee, tea and specialty drinks. The acquisition of Bloomfield allows Middleby to take advantage of this growing trend. We anticipate this acquisition will be accretive to earnings in 2008."

    Statements in this press release or otherwise attributable to the Company regarding the Company's business which are not historical fact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the Company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the Company's SEC filings.

    The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used for commercial food cooking, preparation and processing. The company's leading equipment brands serving the commercial foodservice industry include Blodgett(R), Blodgett Combi(R), Blodgett Range(R), Bloomfield(R), Carter Hoffmann(R), CTX(R), Houno(R), Jade(R), MagiKitch'n(R), Middleby Marshall(R), Nu-Vu(R), Pitco Frialator(R), Southbend(R), Toastmaster(R) and Wells(R). The company's leading equipment brands serving the food processing industry include Alkar(R), MP Equipment(R), and RapidPak(R). The Middleby Corporation was recognized by Business Week as one of the Top 100 Hot Growth Companies of 2007, by Crain's Chicago Business as one of the Fastest 50 Growth Companies in 2007, and by Forbes as one of the Best Small Companies in 2006.

    Carrier Corporation, a unit of United Technologies Corp. (NYSE:
UTX), is the world's largest provider of heating, air-conditioning, and refrigeration solutions.

    For more information about The Middleby Corporation and the company brands, please visit www.middleby.com.


    CONTACT: The Middleby Corporation
             Darcy Bretz, Investor and Public Relations
             (847) 429-7756
             or
             Tim Fitzgerald, Chief Financial Officer
             (847) 429-7744